UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2025

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 9, 2025, Windtree Therapeutics, Inc. (the “Company”) issued to institutional investors (collectively, “Holders” and each a “Holder”) an aggregate principal amount of $1,600,000 in senior convertible promissory notes due 2026 (the “Commitment Notes”). The Commitment Notes were issued in connection with the termination and settlement of the Assignment and Conditional Assumption Agreement between WINT Real Estate, LLC, a wholly owned subsidiary of the Company, and Way Maker Growth Fund, LLC relating to that certain Purchase and Sale Agreement dated June 28, 2024, as amended by that certain First Amendment to Purchase and Sale Agreement, dated December 19, 2024 and that certain Second Amendment to Purchase and Sale Agreement, dated March 25, 2025, and that certain development services agreement, dated February 4, 2025 (each between Way Maker Growth Fund, LLC and TBB Crescent Park Drive LLC), as previously disclosed by the Company on October 6, 2025. The Commitment Notes are junior to the Company’s June 2025 Convertible Promissory Note, which was issued to DFU, LLC and is a senior, unsecured obligation of the Company, with priority over all existing and future indebtedness of the Company.

The Commitment Notes mature on October 9, 2026 (the “Maturity Date”) and will bear interest at 10% per annum on a 360-day basis, due and payable on the Maturity Date. Accrued and unpaid interest is payable in arrears and due on the 5th calendar day of each month beginning on November 5, 2025.

The Commitment Notes must be prepaid by the Company in an amount equal to 25% of the gross proceeds received by the Company from that certain Common Stock Purchase Agreement dated June 26, 2024 by and between an institutional investor and the Company, with a mandatory prepayment premium of 120%.

If the Company completes a qualified equity financing with total gross proceeds to the Company of $1 million or more (excluding the conversion of the notes or other convertible securities issued for capital raising purposes) before the Maturity Date, the Commitment Notes must be repaid in full in an amount equal to the then-outstanding principal amount, any accrued but unpaid interest and a pre-payment premium equal to 120% of the Commitment Notes value on October 9, 2025. Such repayment will be due within one business day of the closing such qualified equity financing. The Company shall give written notice to the Holders as soon as practicable, but in no event less than ten days before the anticipated closing date of such qualified equity financing, during which period the Holders shall have the opportunity to convert the Commitment Notes pursuant its terms.

The Commitment Notes provide for a beneficial ownership limitation of 4.99% of the number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Commitment Notes held by the Holders (increasable to 9.99% upon 61 days’ notice by the Holders to the Company).

The Commitment Notes are convertible at the Holders’ option into shares of Common Stock at a conversion price equal to 90% of the lowest sale price for the 20 consecutive trading days preceding conversion, subject to adjustment.

The Holders are entitled to an amount equal to $1,500 for each conversion of the Commitment Notes for the related review and applicable deposit of the related shares.

The Commitment Notes include customary Events of Default (as defined in the Commitment Notes), including non-payment, covenant breaches, bankruptcy, and change of control, and provides for acceleration at 120% of the unpaid principal balance, together with any accrued and unpaid interest, if any.

Pursuant to the terms of the Commitment Notes, the Company must file a resale registration statement on Form S-1 within 20 calendar days following October 9, 2025 for the resale of all registrable securities under the Commitment Note.

If, while the Commitment Notes remain outstanding, the Company issues Common Stock or Common Stock Equivalents (as defined in the Commitment Notes) at an effective price per share lower than the then-current conversion price (a “Dilutive Issuance”), the conversion price shall be reduced to equal the lower price, subject to certain exemptions as described in the Commitment Notes. The Company must notify the Holders no later than the trading day following any Dilutive Issuance.

If, while the Commitment Notes remain outstanding, the Company, directly or indirectly, enters into a Fundamental Transaction (as defined in the Commitment Notes), upon any subsequent conversion of the Commitment Notes, the Holders have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternative Consideration”) receivable as a result of the Fundamental Transaction by a holder of the number of shares of Common Stock for which the Commitment Notes were convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the conversion price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company will apportion the conversion price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.

On the Applicable Date (as defined in the Commitment Notes) and on the 10th, 30th, 60th, 90th, 120th, and 180th calendar days thereafter, if the conversion price is less than the market price (80% of the lowest sale price for the 20 consecutive trading days), the conversion price automatically lowers to such adjustment price.

If the Company completes any public offering or private placement of its equity, equity-linked or debt securities while the Commitment Notes remain outstanding, the Holders may, in its sole discretion, elect to apply all, or any portion, of outstanding principal and accrued interest as purchase consideration for such future transaction. The conversion price for such rollover rights will equal 80% of the cash purchase price paid per share, unit or other security denomination for the Company securities issued in the future transaction to the other investors in such transaction.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 3.01 relating to the Commitment Notes is hereby incorporated into this Item 3.02 by reference.

The foregoing description of the Commitment Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Notes, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company issued the Commitment Notes in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

4.1	Form of Senior Convertible Promissory Note by and between the Company and the Holder, dated as of October 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 16, 2025	Windtree Therapeutics, Inc.

	By:	/s/ Jed Latkin
	Name:	Jed Latkin
	Title:	Chief Executive Officer